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                                                                    EXHIBIT 10.8




                               CONFIDENTIALITY AND
                            NON-COMPETITION AGREEMENT

      This Confidentiality and Non-competition Agreement ("Agreement") is made and entered into this 20th day of February, 1997, by and between Eatertainment Inc. (the "Company") and Dennis L. Thompson ("Thompson").

      WHEREAS, the Company is in the business of developing, owning and operating sports bar/grille facilities which include specific types and layouts of pool tables, televisions, music and sound systems and a distinctive ambiance (hereafter the "Business");

      WHEREAS, the Company is possessed of certain Confidential Information, as hereafter defined, and preserving the confidentiality of such Confidential Information is of extreme importance to the Company;

      WHEREAS, the Company has expended, and will continue to expend, considerable time, effort and resources to develop the Business;

      WHEREAS, Thompson will have continuing access to Confidential Information of the Company;

      WHEREAS, the Company has required that Thompson enter into this Agreement as a condition to the consummation of the exchange of property as provided in
Section 351 of the Internal Revenue Code of 1986, as amended (the "Exchange") contemplated in that certain Exchange Agreement dated as of the date hereof among the Company and each of the persons listed on the signature pages thereto; and

      WHEREAS, Thompson will recognize substantial and immediate valuable consideration from the Exchange and the Company's intended development and expansion of the Business.

      NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties agree as follows:

      1. Consideration. Thompson acknowledges that the Exchange constitutes good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by Thompson.

      2.    Confidential Information and Restrictive Covenants.

            2.1   Acknowledgment and Definition.

                  a. Thompson acknowledges that the Business includes
            specialized, proprietary, confidential and trade secret information and that the Company have a legitimate need to protect such information.
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                  b. Definition of Confidential Information. For purposes of this Agreement, the term "Confidential Information" means that secret proprietary information of the Company not otherwise publicly disclosed. Without limiting the generality of the foregoing, such proprietary information shall include information not generally known in the industry which concerns (i) operating and other cost data, including information regarding salaries and benefits of employees; (ii) sales, cost and pricing data; (iii) acquisition, expansion, marketing, financial and other business plans and methods; (iv) recipes, manuals, files, records, memoranda, plans, drawings and designs, specifications and computer programs and records; (v) identification of suppliers and contractors; and (vi) all information which is a "trade secret" as defined in the Uniform Trade Secrets Act as adopted in Kansas at K.S.A. 60-3320. Confidential Information shall include all such information whether or not legended or otherwise identified as Confidential Information.

            2.2 Confidential Information. Thompson will have access to and become familiar with Confidential Information of the Company. Thompson acknowledges that such Confidential Information is owned and shall continue to be owned solely by the Company. Thompson shall not use or divulge Confidential Information to any person or entity other than the Company, or persons to whom the Company have given their written consent, unless such information has become common knowledge and is no longer Confidential Information.

            2.3 Return of Documents. Upon termination of Thompson's participation as an officer or director of the Company, or his ownership of an equity interest in the Company, all procedural manuals, guides, specifications, plans, drawings, designs, records, lists, notebooks, diskettes, customer lists, pricing documentation and similar documentation which is or contains Confidential Information, including all copies thereof, in the possession or control of Thompson, whether prepared by Thompson or others, shall be forthwith delivered by Thompson to Company.

            2.4 Covenant Restricting Competition. For a period of either (i) two years from the date of this Agreement or (ii) one year from the date on which Thompson terminates his relationship as an employee, consultant or director providing services to one or more of the Company or any successor entity, whichever is later (the "Restricted Period"), Thompson shall not compete with the Company, or any successor to the Business, as an owner, officer, director, employee, agent, consultant, lender or otherwise with any person or entity engaged in a business involving Sports Bars (a "Competing Business"); provided, however, Thompson may continue his involvement with the small brew pub concept presently operating under the name "Stool Pigeons" so long as it does not have at any time pool tables and multiple television sets. As used herein, the term "Sports Bar" shall mean a facility having pool tables and multiple television sets. Thompson acknowledges the intention of the Company to develop the Business on a nationwide basis and agrees that, accordingly, the geographic scope of the covenants set forth in this Section 2.4 shall include the entire United States.

            Notwithstanding any other provision herein, the parties agree that Thompson may, during the period covered by this Agreement, invest Thompson's personal, private assets as a


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passive investor in not more than three percent (3%) of the total outstanding shares of any publicly traded company engaged in a Competing Business, so long as Thompson does not participate in the management or operations of the affairs of such company.

            2.5 Solicitation of Employees. During the Restricted Period, Thompson shall not, without the prior written approval of the President of the Company, directly or indirectly solicit, raid, entice, or induce any person who presently is, or at any time during the term hereof shall be an employee (manager level or above) of the Company or any other entity indirectly providing management services to any of the Company, excluding Ramey Millett, to become employed by any other person, firm, or corporation in any business in which Thompson has an interest. Furthermore, Thompson shall inform the Company in writing if any other person employed by the Company contacts Thompson for the purpose of seeking employment during such Restricted Period.

            2.6   Reasonableness of Restrictions, Reformation, and Severability.

                  a. Thompson has carefully read and considered the provisions of this Section 2 and, having done so, agrees that the restrictions set forth herein, including, but not limited to, the duration of the Restricted Period and the scope of the restriction, are fair and reasonable and are reasonably required for the protection of the interests of the Company.

                  b. In the event that, notwithstanding the foregoing, any part of the covenants set forth in Section 2 shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of this Section 2 relating to the time period and/or scope of restrictions shall be declared by a court of competent jurisdiction to exceed the maximum time period or area as such court deems reasonable and enforceable, said time period and/or areas of restrictions shall be deemed to become and thereafter be the maximum time period and/or scope which such court deems reasonable and enforceable.

                  c. Any provision hereof otherwise prohibited by or
            unenforceable under any applicable law or public policy in any jurisdiction which cannot be reformed in accordance with the provisions herein, shall, as to such jurisdiction, be ineffective without affecting any other provision of this Agreement, or shall be deemed to be severed or otherwise modified to conform with such law or public policy; and the remaining provisions of this Agreement shall remain in force, provided that the purpose of this Agreement can be effected. To the full extent, however, that the provisions of such applicable law or public policy may be waived, this Agreement shall be deemed to be a waiver thereof. The parties hereto understand and agree that all the covenants set forth herein are and shall be separately enforceable, each to the full extent permitted by applicable law.


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            2.7   Tolling Period. If it should become desirable or necessary for the Company to seek compliance with this Section 2 by judicial proceedings, the period during which Thompson shall comply with its provisions shall extend to the first anniversary of the date of the final, nonappealable order requiring such compliance.

            2.8 Remedies. It is agreed that the Company would be irreparably damaged by reason of any violation of the provisions of this Agreement, and that any remedy at law for a breach of the provisions of this Agreement would be inadequate. Therefore, the Company shall be entitled to seek injunctive or other equitable relief in a court of competent jurisdiction against Thompson, Thompson's agents, Thompson's affiliates, partners, or other associates, for any breach or threatened breach of this Agreement, without the necessity of proving actual monetary loss. It is expressly understood that the remedy described in this Paragraph 2.8 shall not be the exclusive remedy of the Company for any breach of this Agreement, and the Company shall be entitled to seek such other relief or remedy at law or in equity to which it may be entitled as a consequence of any breach of this Agreement.

            3.    Miscellaneous.

            3.1 Definition. For purposes of this Agreement, "Company" shall include any successor to the Business.

            3.2 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            3.3 Amendment; Waiver. This Agreement may not be amended, supplemented, canceled or discharged except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

            3.4 Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's businesses and properties. Thompson's rights or obligations under this Agreement may not be assigned by Thompson.

            3.5 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            3.6 Governing Law; Interpretation. This Agreement shall be construed in accordance with, and governed for all purposes by, the laws and public policy of the State of Kansas applicable to contracts executed and to be wholly performed within such State.


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            3.7   Further Assurances. Each of the parties agree to execute,
acknowledge, deliver and perform, and/or cause to be executed, acknowledged, delivered and performed, at any time and/or from time to time, as the case may be, all such further acts, assignments, transfers, conveyances, powers of attorney and/or assurances as may be necessary and/or proper to carry out the provisions and/or intent of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                    EATERTAINMENT INC.


/s/ Dennis L. Thompson              By:/s/ Jamie B. Coulter
Dennis L. Thompson                     Name:    Jamie B. Coulter
                                       Title:   Chairman


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